As filed with the Securities and Exchange Commission on March 8, 2001
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   NVR, Inc.
             (Exact name of registrant as specified in its charter)

           Virginia                                  54-1394360
 (State or other jurisdiction of       (IRS Employer Identification Number)
  incorporation or organization)

                        7601 Lewinsville Road, Suite 300
                               McLean, VA 22102
                                 (703) 761-2000
              (Address of principal executive offices) (Zip code)


                 NVR, Inc. 2000 Broadly-Based Stock Option Plan
                           (Full title of the plan)

                                Dwight C. Schar
          Chairman of the Board, President and Chief Executive Officer
                                   NVR, Inc.
                        7601 Lewinsville Road, Suite 300
                               McLean, VA  22102
                    (Name and address of agent for service)

                                 (703) 761-2000
         (Telephone  number, including area code, of agent for service)

                                    Copy to:
                               Alan L. Dye, Esq.
                             Suzanne A. Barr, Esq.
                             HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                 (202) 637-5600

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                          Amount to be         Proposed maximum              Proposed maximum          Amount of
  Title of securities to be registered     registered    offering price per share(1)   aggregate offering price(1)  registration fee
====================================================================================================================================
Common stock ($.01 par value)              2,000,000             $145.375                    $290,750,000              $72,687.50
                                             shares
====================================================================================================================================
(1)  Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant's common stock as reported on the American Stock Exchange on March 1, 2001 in accordance with Rule 457(c) under the Securities Act.

====================================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The documents containing the information specified in Part I will be sent or given to employees participating in the NVR, Inc. 2000 Broadly-Based Stock Option Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        NVR, Inc. hereby incorporates by reference into this registration statement the following documents filed with the Commission:

            (a) NVR's Annual Report on Form 10-K for the year ended December 31, 1999;

            (b) All reports filed by NVR with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

            (c) The description of NVR's common stock, $.01 par value per share, incorporated by reference into NVR's registration statement on Form 8-A filed with the Commission on September 27, 1993 pursuant to Section 12 of the Exchange Act, which incorporates by reference the description of NVR's common stock from NVR's registration statement on Form S-1 (File No. 33-69436) filed with the Commission on September 24, 1993.

        All documents subsequently filed by NVR pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

        To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification Of Directors And Officers.

        Each director and officer of NVR is insured and indemnified against liability incurred by him or her in his or her capacity as an officer and/or director, pursuant to the following:

        (a) Articles 8 and 9 of NVR's Articles of Incorporation, entitled "Indemnification" and "Limitation of Liability of Officers and Directors," respectively, which are set forth in Exhibit 3.7 to NVR's Registration Statement on Form S-1 (File No. 33-69436) filed with the Commission on September 24, 1993, and which are incorporated herein by reference; and

        (b) Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703 and
13.1-704 of the Virginia Stock Corporation Act, which are set forth in Exhibit
99.2 to NVR's Registration Statement on Form S-8 (File No. 333-29241) filed with the Commission on June 13, 1997, and which are incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

           Exhibit
           Number                          Description
           ------                          -----------

             5.1         Opinion of Hogan & Hartson L.L.P.

            23.1         Consent of KPMG LLP.

            23.2         Consent of Hogan & Hartson L.L.P. (included in Exhibit
                         5.1)

            24.1 Power of Attorney (included on the signature page of the registration statement).

            99.1         NVR, Inc. 2000 Broadly-Based Stock Option Plan

Item 9. Undertakings.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, NVR, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, as of March 8, 2001.


                                          NVR, Inc.


                                          By: /s/ Dwight C. Schar
                                             ---------------------------------
                                             Dwight C. Schar
                                             Chairman of the Board, Chief
                                               Executive Officer and President

                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Dwight
C. Schar and Paul C. Saville, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 8, 2001.



              Signature                                  Title
              ---------                                  -----
By: /s/ Dwight C. Schar                Chairman of the Board of Directors, Chief Executive Officer
    ------------------------------     and President (Principal Executive Officer)
       Dwight C. Schar


By: /s/ Paul C. Saville                Chief Financial Officer, Senior Vice President and
   -------------------------------     Treasurer (Principal Financial and Accounting Officer)
       Paul C. Saville


By: /s/ C. Scott Bartlett, Jr.
    ------------------------------     Director
    C. Scott Bartlett, Jr.

By: /s/ Manuel H. Johnson
   -------------------------------     Director
       Manuel H. Johnson



By:   /s/ William A. Moran
     -----------------------------    Director
       William A. Moran


By:  /s/ David A. Preiser
     -----------------------------    Director
       David A. Preiser


By:  /s/ George E. Slye
     -----------------------------    Director
       George E. Slye


By:  /s/ John M. Toups
     -----------------------------    Director
       John M. Toups

                               Index to Exhibits


Exhibit
Number                             Description
------                             -----------

  5.1          Opinion of Hogan & Hartson L.L.P.

 23.1          Consent of KPMG LLP.

 23.2          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page of the registration statement).

 99.1          NVR, Inc. 2000 Broadly-Based Stock Option Plan